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                                                                      EXHIBIT 23

                                AUDITOR'S CONSENT

We have issued our report dated September 14, 2001, accompanying the financial statements appearing in the Annual Report of the 2000 Employee Stock Purchase Plan of Applica Incorporated on Form 11-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of Applica Incorporated on Form S-8 (File No. 333-39990, effective June 23, 2000).

/s/ Grant Thornton LLP
Miami, Florida
September 25, 2001